UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 5, 2011

TIVO INC.

(Exact name of registrant as specified in its charter)
Delaware	000-27141	77-0463167

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K / A is being filed to correct the item numbers under which this report is filed as it appears in EDGAR.
ITEM 1.02 Termination a Material Definitive Agreement.
On May 5, 2011, TiVo Inc. and Comcast Corporation (“Comcast”) entered into a new agreement (the “VOD Agreement”) to enable TiVo subscribers with TiVo Premiere set-top boxes to access Comcast's Xfinity TV On Demand service, and concurrently, TiVo, on the one hand, and Comcast STB Software DVR LLC and Comcast, on the other hand, entered into a Mutual Termination Agreement (the “MTA”) effective May 5, 2011, which terminates the Licensing and Marketing Agreement between them having an effective date of March 15, 2005 (the “Original Agreement”). Under the VOD Agreement, TiVo and Comcast have agreed to make the Xfinity TV On Demand service accessible on TiVo Premiere set-top boxes in certain of Comcast's largest markets. Comcast has also agreed to install TiVo Premiere set-top boxes with its cable service at no additional charge for its customers once access to Comcast's Xfinity TV On Demand service on TiVo Premiere set-top boxes is available in those markets.  In addition to installation, Comcast has agreed to specific marketing obligations in each of the markets in which Comcast's Xfinity TV On Demand service becomes available on TiVo Premiere set-top boxes. Pursuant to the MTA, the parties have no further obligations under the Original Agreement. TiVo retains ownership to and the right to use without limitation of both the TiVo-branded software solution that TiVo developed for deployment on Comcast's DVR platforms and the TiVo advertising management system. Comcast retains the benefit of the intellectual property rights granted by TiVo to Comcast in the Original Agreement for the original term including renewal terms ending March 15, 2019 (the “Term”). Comcast continues to retain a license to use the TiVo-branded software solution during the Term in which case it would continue to pay TiVo such associated license fees. Comcast also retains the right to implement and use the TiVo advertising management system.

The foregoing descriptions of the MTA and the Original Agreement are qualified in their entirety by reference to the full text of the MTA which TiVo intends to file with the Securities and Exchange Commission (“Commission”) as an exhibit to the applicable periodic report and is incorporated by reference herein, and the full text of the Original Agreement which TiVo filed as Exhibit 10.58 to its Annual Report on Form 10-K filed with the Commission on April 15, 2005 and is incorporated by reference herein, respectively. TiVo intends to seek confidential treatment of certain terms of the MTA in connection with its filing in accordance with the procedures of the Commission.
ITEM 7.01. Regulation FD Disclosure.
A copy of the joint press release issued by TiVo and Comcast on May 9, 2011 regarding the VOD Agreement between them described in this report is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in the joint press release that is an exhibit to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing.
ITEM 9.01. Financial Statements and Exhibits.
(d)           The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Joint Press Release of TiVo and Comcast, issued on May 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: May 9, 2011	By:	/s/ Matthew Zinn
Matthew Zinn
SVP, General Counsel, Corporate Secretary & Chief Privacy Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release of TiVo and Comcast, issued on May 9, 2011.